UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2002

AVALONBAY COMMUNITIES, INC.

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12672	77-0404318
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 EISENHOWER AVENUE, SUITE 300, ALEXANDRIA, VIRGINIA 22314

(Address of Principal Executive Offices) (Zip Code)

(703) 329-6300

(Registrant’s Telephone Number, Including Area Code)

Item 4.    Changes in Registrant’s Certifying Accountant

                On May 29, 2002, Arthur Andersen LLP (“Arthur Andersen”) was dismissed and Ernst & Young LLP ("Ernst & Young") was engaged as the principal independent accountant for AvalonBay Communities, Inc. (the “Company”).  The decision to change accountants was recommended by the Company’s Audit Committee and unanimously approved by the Company’s Board of Directors.

                The reports of Arthur Andersen on the financial statements of the Company for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

                During the Company’s fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 29, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference to the subject matter of the disagreements in connection with its reports.  None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended December 31, 2001 and 2000, or the subsequent interim period through May 29, 2002.

                The Company has provided Arthur Andersen with a copy of the foregoing disclosures.  Attached as Exhibit 16.1 is a letter from Arthur Andersen, dated May 31, 2002, stating their agreement with such statements.

                During the Company’s fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through May 29, 2002, Ernst & Young has not been engaged as an independent accountant to audit either the Company’s financial statements or the financial statements of any of its consolidated subsidiaries, nor has Ernst & Young been consulted regarding the application of the Company’s accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit No.	Description
16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant, dated May 31, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: May 31, 2002	By:	/s/ Thomas J. Sargeant
	Name:	Thomas J. Sargeant
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant, dated May 31, 2002.